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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
October 31, 2008

LAKE VICTORIA MINING COMPANY, INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

333-144051
(Commission File No.)

6805 Sundance Trail
Riverside, California 92506
(Address of principal executive offices and Zip Code)

(951) 907-9911
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

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ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS;
                       COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On October 31, 2008, Michele L. Ashby was appointed to our Board of Directors. Since 2005, Ms. Ashby is the founder and chief executive officer of Mine LLC, which is an international professional services organization with 20 years experience natural resources and financial industries - specializing in private conferences for institutional investors. Since November 2005, she has been a director and chairman of the nominating committee for US Gold located in Denver, Colorado, which is engaged in the exploration of gold primarily in Nevada and Mexico. Its common stock is listed on the American Stock Exchange (AMEX) and the Toronto Stock Exchange (TSX) under the symbol “UXG”. From 1988 to July 2005, Ms. Ashby was the founder and chief executive officer of Denver Gold Group Inc. located in Denver, Colorado.

     During the past five years, Ms. Ashby has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Ashby was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Ashby’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated this 5th day of November, 2008.

LAKE VICTORIA MINING COMPANY, INC.

BY:   ROGER NEWELL
         Roger Newell
         President, Principal Executive Officer,
         Principal Accounting Officer, Principal
         Financial Officer, Treasurer and a Director